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                                                                   EXHIBIT 23.6

                   CONSENT OF DEUTSCHE MORGAN GRENFELL INC.

  We hereby consent to the use of Annex D containing our opinion letter dated March 30, 1997 to the Board of Directors of Ascend Communications, Inc. ("Ascend") in the Joint Proxy Statement/Prospectus constituting a part of the registration statement on Form S-4 relating to the combination of Ascend and Cascade Communications Corp. and to the references to our firm name in such Joint Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder, nor do we admit that we are experts with respect to any part of such registration statement within the meaning of the term "experts" as used in the Act or the rules and regulations of the SEC promulgated thereunder.

April 18, 1997                         DEUTSCHE MORGAN GRENFELL INC.

                                       By: /s/ George F. Boutros
                                              George F. Boutros
                                              Managing Director

                                       By: /s/ Ethan M. Topper
                                              Ethan M. Topper
                                              Managing Director